Exhibit 99.1

Schedule 1

Unless otherwise provided in Item 2, set forth below are the names of the directors and executive officers B.S.D. Crown LTD., and Willi-Food Investments Ltd., and their present business addresses, principal occupation or employment, name of organization where such employment is conducted, description of the principal business of such organization and citizenship. In addition, any service of such persons as officers or directors of the Issuer is also indicated. The citizenship of all those listed below is Israel unless otherwise noted.

Name	Joseph Williger
Position in B.S.D, WIL, or Issuer	Shareholder of B.S.D with his brother ZW, director in WIL, and the CEO of the Issuer
Residence or business address	7 Menachem Begin Road, Gibor Sport Tower 8th Floor, Ramat Gan 5268102, Israel
Present principal occupation or employment	Director
Name of corporation or organization where employed	Yossi Willi Management and Investments Ltd and the Issuer
Address of corporation or organization where employed	7 Menachem Begin Road, Gibor Sport Tower 8th Floor, Ramat Gan 5268102, Israel
Description of principal business of corporation or organization where employed	Management and Investments

Name	Zwi Williger	Noit Williger	Lital Wagman-Williger
Position in B.S.D, WIL, or Issuer	Shareholder of B.S.D with his brother JW, the Chairman of WIL and a Chairman of the Board of Directors of the Issuer	Director in WIL ZW's daughter	Director in WIL YW's daughter
Residence or business address	Nachal Harif Street Northern Industrial Area Yavne, 81106022	Arlozorov 28, Herzliya, Israel	Barak 31 Tel-Aviv
Present principal occupation or employment	Director	UX-UI Designer	Designer and architecture
Name of corporation or organization where employed	ZVI V & CO. and the issuer.	Bitmob, Graphic Design	Self employed
Address of corporation or organization where employed	Nachal Harif Street Northern Industrial Area Yavne 81106022, Israel	Arlozorov 28, Herzliya, Israel	Barak 31 Tel-Aviv
Description of principal business of corporation or organization where employed	Management and investments	Marketing agency	designer and architecture

Name	Kobi Navon	Ziv Ironi
Position in B.S.D, WIL, or Issuer	Independent director in WIL	External director of WIL
Residence or business address	13 David Ben Gurion St., Bnei Brak, Israel	2 Ibn Gvirol St., Tel Aviv, Israel
Present principal occupation or employment	CPA (Israel)	Corporate litigator
Name of corporation or organization where employed	Navon Waisfeld & Co.	Ziv Ironi Advocates & Notary
Address of corporation or organization where employed	13 David Ben Gurion St., Bnei Brak, Israel	2 Ibn Gvirol St., Tel Aviv, Israel
Description of principal business of corporation or organization where employed	Senior partner	Law office

Name	Avital Bar-Dayan	Yitschak Barabi
Position in B.S.D, WIL, or Issuer	External director of WIL	Chief Financial Officer of WIL and the Issuer and director of the issuer.
Residence or business address	32 Omri, Tel-Aviv, Israel	4 Nahal Harif St., Northern Industrial Zone, Yavne 81106, Israel
Present principal occupation or employment	Corporate Finance Consolatory	Chief Financial Officer of WIL and Issuer
Name of corporation or organization where employed	Self employed	WIL and Issuer
Address of corporation or organization where employed	32 Omri, Tel-Aviv, Israel	4 Nahal Harif St., Northern Industrial Zone, Yavne 81106, Israel
Description of principal business of corporation or organization where employed	Independent corporate finance professional	Importing and marketing of food products

Name	Idan Ben-Shitrit	Ayelet Nir	Shlomo Gold
Position in B.S.D, WIL, or Issuer	External director of the Issuer	External director of the Issuer	Director of the Issuer
Residence or business address	10 Klozner St., Ramle, Israel	57 HaTziv'oni St., Kiryat Ono, Israel	7 Yehuda HaMaccabi St., Kiryat Ono, Israel
Present principal occupation or employment	Self-employed portfolio manager	external director and chairwoman of the investment committee of a pension and provident fund company	Manager at S. Neta Investments Ltd.
Name of corporation or organization where employed	Meitav Co. & Altris Co.	Self-employed	S. Neta Investments LTD
Address of corporation or organization where employed	10 Klozner St., Ramle, Israel	57 HaTziv'oni St., Kiryat Ono, Israel	7 Yehuda HaMaccabi St., Kiryat Ono, Israel
Description of principal business of corporation or organization where employed	Portfolio management services	Self-employed	Development of real estate project in Poland